                                                                   EXHIBIT 99.22

                                FIRST AMENDMENT
                                      TO
                 REGISTRATION AND PREEMPTIVE RIGHTS AGREEMENT

     THIS FIRST AMENDMENT TO REGISTRATION AND PREEMPTIVE RIGHTS AGREEMENT ("First Amendment") dated March 18, 1998 is entered into between Harrah's
-----------------
Interactive Investment Company, a Nevada corporation ("HIIC"), and Interactive
                                                       ----
Entertainment Limited, a Bermuda exempted company (f/k/a Sky Games International Ltd., the "Company").
           -------


                               R E C I T A L S:
                               ---------------

     WHEREAS, HIIC and the Company are parties to a Registration and Preemptive Rights Agreement dated as of June 17, 1997 (the "Agreement"), which, prior to
                                                 ---------
the effectiveness of this First Amendment, is referred to herein as the "Original Agreement."
-------------------

     WHEREAS, HIIC has agreed with the Company not to exercise its right pursuant to Section 3(a) of the Agreement to include Registrable Securities in the Registration Statement on Form S-3 which the Company currently intends to file with the Securities and Exchange Commission in the near future (the "Anticipated Registration") in exchange for the Company agreeing to grant HIIC
-------------------------
and its Affiliates one additional right to require the Company to register Registrable Securities under the Securities Act on behalf of HIIC and its Affiliates under certain circumstances.

     WHEREAS, the parties desire to amend the Agreement to reflect and embody the foregoing agreement.

                              A G R E E M E N T:
                              -----------------

     Therefore, for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Incorporation of Recitals.  The foregoing recitals are incorporated
          -------------------------
herein by reference and made a part hereof.


     2.   Definitions.  Capitalized terms not otherwise defined herein have the
          -----------
meanings assigned to such terms in the Original Agreement.


     3.   Amendment of Section 1. Section 1 of the Agreement is hereby amended
          ----------------------
by inserting the following:

          (a) immediately after subsection (o) and immediately before subsection
(p):

                        "(o)(i) the term 'Inaugural Date' means the date on which actual gaming on Inflight Games (as defined in the SIA License) takes place on the first Aircraft (as defined in the SIA License) installed with the System (as defined in the SIA License), whether or not the Acceptance Date (as defined in the SIA License) or the Trial Commencement Date (as defined in the SIA License) has occurred;" and

          (b) immediately after subsection (cc) and immediately before subsection (dd):

                        "(cc)(i) the term 'SIA License' means the Software License and Software Services Agreement dated November 7, 1995 between Interactive Entertainment Limited and Singapore Airlines Limited;

                        (cc)(ii) the term 'Special Demand Registration' shall
                                           ---------------------------
          have the meaning assigned thereto in Section 2(f) of this Agreement;".

     4.   Amendment of Section 2.   Section 2 of the Agreement is hereby amended
          ----------------------
by:

          (a) deleting subsection (b) in its entirety and replacing it with the following:

                        "(b) Number of Demand Registrations. HIIC and its
                             ------------------------------
          Affiliates shall be entitled to three (3) Demand Registrations, one
          (1) of which shall be a Special Demand Registration."; and

          (b) adding a new subsection (f) to the end thereto immediately after subsection (e) as follows:

                        "(f) Special Demand Registration. The Company agrees
                             ---------------------------
          that HIIC and its Affiliates shall have one (1) Demand Registration which may be exercised by a Demand at any time during the one hundred eighty (180) day period beginning on the first (1st) day after conclusion of the sixty (60) day period commencing on the Inaugural Date (such 60-day period, the "Initial Roll-Out Period") for a firmly
                                         -----------------------
          underwritten offering at a price acceptable to HIIC, in its sole discretion, with an underwriter selected by HIIC and reasonably acceptable to the Company (the "Special Demand Registration"). The
                                          ---------------------------
          Company shall not file a registration statement within the Initial Roll-Out Period to register sales on its own behalf. In the event the Special Demand Registration is not exercised within such one hundred eighty (180) day period, the right shall automatically expire. HIIC and its Affiliates may specify that all or any of their Registrable Securities (but in no event less than the number of shares which would reduce HIIC's and its Affiliates' holdings, in the aggregate, to not more than 19.9% of the shares on an issued and outstanding basis) be registered pursuant to such Special Demand Registration. The restrictions on Demand Registrations contained in Section 2(d) of this Agreement shall not be applicable to a Special Demand Registration."

     5.   Amendments to Section 13. Section 13 of the Agreement is hereby
          ------------------------
amended by inserting the following immediately after subsection (j) at the end thereof:

                        "(k)  Agreement to Cause Directors to Resign.  Upon the
                              --------------------------------------
          consummation of any disposition of Voting Shares owned by HIIC or its Affiliates, either pursuant to a public sale or to a private buyer, HIIC shall cause all or such number of its designees on the Board of Directors of the Company to resign so that it shall only have such number of designees as it would then be entitled to elect pursuant to the bye-laws of the Company given its ownership of Voting Shares after such transaction.

                        (l) Agreement to Assist Private Sale. Upon receipt of
                            --------------------------------
     written notice from HIIC at any time during the one hundred eighty (180) day period beginning on the sixty-first (61st) day after the Inaugural Date, the Company shall use its best efforts to locate a buyer, in a private sale at a price acceptable to HIIC, in its sole discretion, for not less than all of HIIC's and its Affiliates holdings in the Company. The parties acknowledge HIIC may also locate a buyer for such amount of shares, and the Company shall offer, in either instance, to such potential buyers in a private sale, Board representation and registration rights substantially similar to those HIIC and its Affiliates have with respect to the Company in such a manner as does not require the approval of the shareholders of the Company. The exercise of the right pursuant to this
     Section 13(l) and the right pursuant to Section 2(f) shall be mutually exclusive and the exercise of either right shall automatically terminate the ability to exercise the other right."

     6.   Waiver of Right to Piggyback.  HIIC hereby irrevocably waives its
          ----------------------------
rights pursuant to Section 3 of the Agreement with respect to the Anticipated Registration and shall cause all of its Affiliates to waive such rights with respect to the Anticipated Registration.

     7.   Effect of First Amendment.
          -------------------------

          (a) Upon the execution of this First Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of similar import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          (c) The First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                                  ***********

     IN WITNESS WHEREOF, the parties have executed this First Amendment on the date first above written.

                                INTERACTIVE ENTERTAINMENT LIMITED



                                By: /s/ David Lamm
                                    --------------------------------------------
                                Its: Chief Financial Officer
                                     -------------------------------------------

                                 HARRAH'S INTERACTIVE INVESTMENT COMPANY



                                By: /s/ John Boushy
                                    --------------------------------------------
                                Its: Vice President
                                     -------------------------------------------